UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 14, 2008

Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Delphi Corporation (“Delphi” or the “Company”) is filing this Form 8-K/A as Amendment No. 1 (the “Form 8-K”) to its Current Report on Form 8-K that was filed with the United States Securities and Exchange Commission on July 15, 2008 (the “Original Form 8-K”) solely for the purpose of correcting a typographical error in Item 8.01 Other Events of the Original Form 8-K. Specifically, the waivers expired in May 2008 as opposed to May 2007. The corrected Form 8-K incorporating Item 8.01 Other Items from the Original Form 8-K is set forth below.

ITEM 8.01	OTHER EVENTS
On July 14 and 15, 2008, Delphi contributed a total of $435,063 to its United States (“U.S.”) subsidiary pension plans. These defined benefit pension plans are sponsored by Delphi and certain of its U.S. subsidiaries, all of which (collectively, the “Debtors”) filed for court-supervised restructuring under chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”). During 2007, the Internal Revenue Service (“IRS”) granted conditional waivers regarding the funding of the Delphi Hourly-Rate Employees Pension Plan (the “Hourly Plan”) and the Delphi Retirement Program for Salaried Employees (the “Salaried Plan”) for the plan years ended September 30, 2006 and 2007 as further described in Note 2. Transformation Plan and Chapter 11 Bankruptcy in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC. Pursuant to the pertinent terms of the waivers, Delphi provided to the Pension Benefit Guaranty Corporation (“PBGC”) letters of credit in favor of the Hourly and Salaried Plans in the amount of $122.5 million to support funding obligations under the Hourly Plan and $50 million to support funding obligations under the Salaried Plan. In May 2008, the waivers expired and the PBGC drew against the $172.5 million of letters of credit in favor of the Hourly and Salaried Plans. The cash proceeds from the letters of credit have been designated as Delphi employer contributions to the plans for the plan year ending September 30, 2008. The contributions of July 14 and 15, 2008 represent the portion of the pension contribution attributable to services rendered by employees of the Debtors in the second quarter of 2008. For the Hourly and Salaried Plans, approximately $17.6 million and $28.4 million, respectively, of the proceeds from the letters of credit were applied to this July 15, 2008 quarterly contribution. Under the Employee Retirement Income Security Act and the U.S. Internal Revenue Code, a minimum funding payment of approximately $333 million to the U.S. pension plans was due on July 15, 2008. As permitted under Chapter 11, however, Delphi contributed only the portion of the contribution attributable to post-bankruptcy-petition service using cash and a portion of the proceeds from the letters of credit. The unpaid portion of the minimum funding payments remains payable as a claim against Delphi and will be determined in Delphi’s plan of reorganization with other claims. Delphi has appointed an independent fiduciary for all of its tax qualified defined benefit pension plans who is charged with pursuing claims on behalf of the plans to recover minimum funding contributions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: July 16, 2008	By:	/s/ THOMAS S. TIMKO
Thomas S. Timko,
Chief Accounting Officer and Controller